Exhibit 99.(j)(1)

July 29, 2015

United States Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC  20549

RE:         Miles Funds, Inc., 33-87498, 811-08910

Post Effective Amendment No. 45

Our File No.: 7284.020

Filed concurrently herewith today is Post Effective Amendment No. 45 to the Registration Statement on Form N1-A for Miles Funds, Inc.

We reviewed the Registration Statement and are of the opinion that this Post Effective Amendment No. 45 does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Yours very truly,

Cline Williams
Wright Johnson & Oldfather, L.L.P.

BY: John C. Miles